UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0835164

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

7.25% Mandatory Convertible Preferred Stock	Nasdaq Global Select Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-147137
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities To Be Registered
The description of the 7.25% Mandatory Convertible Preferred Stock of Royal Gold, Inc. (“Royal Gold”) is set forth in the prospectus supplement dated November 5, 2007 to Royal Gold’s registration statement on Form S-3 (Registration No. 333-147137), as filed with the Securities and Exchange Commission (“SEC”) on November 5, 2007, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Any form of prospectus supplement or prospectus or any amendment to the Registration Statement that includes such description and that is subsequently filed by the Company is hereinafter incorporated by reference herein.
Item 2. Exhibits.

3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Royal Gold’s Current Report on Form 8-K filed on September 21, 2005).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Royal Gold, Inc.
3.3	Form of Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the 7.25% Mandatory Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to Royal Gold’s Current Report on Form 8-K filed on November 6, 2007).
3.4	Certificate of Amendment to the Certificate of Designations of 7.25% Mandatory Convertible Preferred Stock of Royal Gold, Inc.
3.5	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to Royal Gold’s Current Report on Form 8-K filed on August, 29, 2007).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROYAL GOLD, INC.
Date: November 9, 2007	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Royal Gold’s Current Report on Form 8-K filed on September 21, 2005).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Royal Gold, Inc.
3.3	Form of Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the 7.25% Mandatory Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to Royal Gold’s Current Report on Form 8-K filed on November 6, 2007).
3.4	Certificate of Amendment to the Certificate of Designations of 7.25% Mandatory Convertible Preferred Stock of Royal Gold, Inc.
3.5	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to Royal Gold’s Current Report on Form 8-K filed on August, 29, 2007).